Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Thursday, November 5, 2015		(415) 384-3584

Kristin Brown
Investor Relations
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE FOURTH QUARTER OF 2015

MILL VALLEY, CA – Thursday, November 5, 2015 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a fourth quarter regular dividend of $0.28 per share. The fourth quarter 2015 dividend is payable on December 29, 2015 to stockholders of record on December 17, 2015.
"The payment of regular dividends remains a priority for Redwood,” said Marty Hughes, Redwood's CEO.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.